UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 27, 2013

INNSUITES HOSPITALITY TRUST

(Exact Name of Registrant as Specified in Charter)

Ohio	001-07062	34-6647590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

InnSuites Hotels Centre,
1625 E. Northern Avenue,
Suite 105, Phoenix, AZ	85020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code    (602) 944-1500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On November 25, 2013, Yuma Hospitality Properties Limited Partnership (“Yuma”), a subsidiary of InnSuites Hospitality Trust (the “Trust”) entered into a $342,000 credit card advance financing business loan with American Express Bank, FSB (the “Agreement) with a maturity date of November 24, 2014. The agreement includes acceleration provisions upon default. The funds may be used for Yuma working capital. The Trust and/or one or more of its subsidiaries may enter into similar arrangements to add additional working capital to select subsidiaries in the year ahead.

The foregoing description is not intended to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Business Loan and Security Agreement, dated November 25, 2013, executed by Yuma Hospitality Properties Limited Partnership as borrowers, in favor of American Express Bank, FSB, as Lender.

99.1	December 2, 2013 IHT Press Release regarding Inndependent Boutique Collection (IBC) expands to 600 hotels, the Trust credit card financing arrangement and Roomer Travel marketing agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InnSuites Hospitality Trust

By:  /s/ Adam B. Remis

Adam B. Remis

Chief Financial Officer

 Date:  November 25, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	Business Loan and Security Agreement, dated November 23, 2013, executed by Yuma Hospitality Properties Limited Partnership, as borrowers, in favor of American Express Bank, FSB, as Lender.

99.1	December 2, 2013 IHT Press Release regarding Inndependent Boutique Collection (IBC) expands to 600 hotels, the Trust credit card financing arrangement and Roomer Travel marketing agreement.